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                                                      Amended and Restated
                                                       as of March 5, 1995



                              TELEDYNE, INC.
                              ---------------
                               B Y - L A W S
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                                 ARTICLE I

                                  OFFICES

      Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

      Section 1. Any meeting of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.


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      Section 2.        The annual meeting of stockholders shall be fixed by
resolution of the board of directors.

      Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

      Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 5. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.


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      Section 6.        Business transacted at any special meeting of
stockholders shall be limited to the purposes stated in the notice.

      Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall


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not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.


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      Section 11.       Whenever the vote of stockholders at a meeting thereof
is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

      Section 12. Every stockholder of record of the corporation's common stock and every other stockholder of record of any other class of the corporation's stock which is expressly granted such rights shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected by such class of stock multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidate receiving the highest number of votes up to the number of directors to be elected by a particular class of stock shall be elected.

      Section 13. Prior to any meeting of stockholders, the board of directors shall designate one or more inspectors of elections or votes to be taken at the annual meeting or any other meeting of the stockholders, or any adjournment thereof. The inspector or inspectors may be, in the discretion of the


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board of directors, officers, employees or agents of the corporation, or independent individuals, corporations, partnerships, or other forms of organization, or any combination thereof.

      Section 14. (a) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this
Article II, Section 14, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II, Section 14.

      (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Article II, Section 14, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting


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is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any financial or other interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (2) the


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class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (c) Notwithstanding anything in the second sentence of paragraph (b) of this Article II, Section 14 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Article II, Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

      (d) Only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 14 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 14. The


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presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article II, Section 14 and, if any proposed nomination or business is not in compliance with this
Article II, Section 14, to declare that such defective proposed business or nomination shall be disregarded.

      (e) For purposes of this Article II, Section 14, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

      (f) Notwithstanding the foregoing provisions of this Article II, Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 14. Nothing in this Article II,
Section 14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


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      Section 15.       In order that the corporation may determine the
stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be


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by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

                                ARTICLE III

                                 DIRECTORS

      Section 1. Except as set forth below, the number of directors which shall constitute the whole board shall be not less than three nor more than eight, not including the number of directors to be elected by holders of preferred stock of the corporation as set forth in the certificate of incorporation; PROVIDED HOWEVER that immediately prior to, and from and after, the election of directors at the 1995 Annual Meeting of Stockholders the number of directors which shall constitute the whole board shall be not less than three nor more than seven. The first board shall consist of three directors. Thereafter, within the limits above specified, and except as otherwise provided by statute or the certificate of incorporation, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. Except as otherwise provided by statute


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or the certificate of incorporation, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

      Section 2. The board of directors shall designate one of its members Chairman of the Board to serve until his resignation or removal. The Chairman of the Board shall preside at all meetings of the stockholders and the board of directors and shall have such other duties and powers as are specified in the corporation's certificate of incorporation and these Bylaws or as may be prescribed by the board of directors from time to time. The board of directors may designate one of its members Vice Chairman of the Board to serve until his resignation or removal. The Vice Chairman of the Board shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
The Chairman of the Board may be removed only by the board of directors in accordance with a resolution adopted by a majority of the directors then in office.

      Section 3. Except as otherwise provided by statute or the certificate of incorporation, vacancies and newly created


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directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

      Section 4. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                    MEETINGS OF THE BOARD OF DIRECTORS

      Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 6. Regular meetings of the board of directors may be fixed by resolution of the board of directors.

      Section 7. Special meetings of the board may be called by the Chairman of the Board, Chief Executive Officer or the President on one day's notice to each director, either personally or by mail or by telegram; special meetings shall


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be called by the Chairman of the Board, Chief Executive Officer, or the
President or Secretary in like manner and on like notice on the written request of two directors.

      Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.


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                          COMMITTEES OF DIRECTORS

      Section 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

      Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                         COMPENSATION OF DIRECTORS

      Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing


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committees may be allowed like compensation for attending committee meetings.

                                ARTICLE IV

                                  NOTICES

      Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

      Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE V

                                 OFFICERS

      Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The board of directors may also choose one or more Vice


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Presidents, any of whom may be designated Executive Vice President or Senior
Vice President, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

      Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      Section 3. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                          CHIEF EXECUTIVE OFFICER

      Section 5. The Chief Executive Officer shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of


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directors are carried into effect, and may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE PRESIDENT

      Section 6. The President shall, after the Chief Executive Officer, have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                            THE VICE-PRESIDENTS

      Section 7. The Vice-president, or if there shall be more than one, the Vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of


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the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                  THE SECRETARY AND ASSISTANT SECRETARIES

      Section 8. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

      Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other


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duties and have such other powers as the board of directors may from time to time prescribe.

                  THE TREASURER AND ASSISTANT TREASURERS

      Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

      Section 11. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

      Section 12. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death,


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resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 13. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                ARTICLE VI

                           CERTIFICATES OF STOCK

      Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President or a Vice-president and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

      Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice-


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president, Treasurer, assistant treasurer, Secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                             LOST CERTIFICATES

      Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as


                                     -22-
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it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                            TRANSFERS OF STOCK

      Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                         CLOSING OF TRANSFER BOOKS

      Section 5. For the purpose of determining the stockholders who shall exclusively, notwithstanding any subsequent stock transfers, be entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or disbursement or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may either fix, in


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advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, or close the stock transfer books for a period which shall not exceed sixty (60) days nor be less than ten (10) days before the date of such meeting, nor for a period exceeding sixty (60) days prior to any other action.

                          REGISTERED STOCKHOLDERS

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                ARTICLE VII

                            GENERAL PROVISIONS

                                 DIVIDENDS

      Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of


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incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                             ANNUAL STATEMENT

      Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

      Section 3.1 The board of directors of the corporation shall cause to be sent to the stockholders not later than one


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hundred and twenty (120) days after the close of the fiscal or calendar year an annual report in compliance with the provision of Section 3006, et seq., of the California Corporations Code.

                                  CHECKS

      Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                FISCAL YEAR

      Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                   SEAL

      Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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

                              INDEMNIFICATION

      Section 7.        (a)   To the fullest extent permitted by the Delaware
General Corporation Law as it presently exists or may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Section 7(a), nor the adoption of any provision of the Restated By-laws of the corporation inconsistent with this
Section 7(a), shall eliminate or reduce the effect of this Section 7(a) in respect of any act or omission of any director of the corporation or any matter occurring, or of any cause of action, suit or claim that, but for this Section 7(a), would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

      (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving in the course of such employment, or at the request of the corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust


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

or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred by this Section 7(b) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors, administrators and other legal representatives; provided, however, that, except as provided in this Section 7(b), the corporation shall indemnify any such person seeking indemnification in connection with such a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof), or the initiation thereof, was authorized or approved by the corporation. The right to


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

indemnification conferred by this Section 7(b) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition in accordance with and to the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended; provided, however, that, if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

      (c) If a claim under Section 7(b) of this Article VII is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of the Delaware General Corporation Law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or it stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (d)   The rights conferred by Section 7(b) and Section 7(c) of this
Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the corporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (e) The corporation may maintain insurance, at its expense, to protect itself, its subsidiary and affiliated corporations, and any such director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (f) The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the fullest extent contemplated by this Section 7.

                               ARTICLE VIII

                                AMENDMENTS

      Section 1. These by-laws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting. No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.



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